UNITED STATES
SECURITIES EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12
Philadelphia Consolidated Holding Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Philadelphia Consolidated Holding Corp. is posting on its internal website today the following Addendum #1 to its Employee FAQs.

Philadelphia Insurance Companies
Employee FAQ’s
Addendum #1
1.	Will employees still be receiving a Holiday bonus and are there any changes planned for the 401K match?
The Company does not anticipate changing any of its benefit plans.
2.	Will Tokio Marine be offering an Employee Stock Purchase Plan (ESPP)?
Tokio Marine does not offer an ESPP.
3.	Will another retirement package be offered by Tokio Marine?
This has not been discussed with Tokio Marine at this point.
4.	Are employees permitted to trade their PHLY stock prior to the closing of the merger with Tokio Marine?
The Q2 restricted trading period ended on July 25, 2008. Employees may trade their vested shares until the Q3 restricted trading period begins (September 20, 2008). However, please keep in mind that in accordance with the Company’s securities law compliance guidelines, no employee may at any time sell or purchase any shares when such employee is in possession of any material, non-public information concerning Philadelphia Consolidated Holding Corp., any of its subsidiaries or any businesses, operations, financial condition or any other matter relating to PCHC or any of it subsidiaries.
5.	If an employee recently purchased shares under the ESPP, will long-term capital gains tax rates be applicable on the transfer of shares in connection with the merger?
For all ESPP shares purchased more than 1 year prior to the closing of the merger with Tokio Marine, the tax rates on long-term capital gains will be applicable.
6.	Will taxes be withheld upon the transfer of my ESPP shares in connection with the merger?
If you purchased shares under the “Qualified” Plan, no taxes will be withheld upon the transfer of your shares in connection with the merger.
If you purchased shares under the “Non-Qualified” Plan and you did not file an IRC 83 (b) election, taxes will be withheld upon the transfer of your shares in connection with the merger.
If you purchased shares under the “Non-Qualified” Plan and you filed an IRC 83 (b) election, no taxes will be withheld upon the transfer of your shares in connection with the merger.
7.	Can I pay off my ESPP loan balance now?
You can pay off any outstanding loan balances prior to the closing of the merger with Tokio Marine and sell such shares through a broker of your choice (subject to the Company’s restricted trading policy).
8.	What will happen to any outstanding ESPP loan balances as of the date of the closing of the merger with Tokio Marine?
Any outstanding ESPP loan balances will be subtracted from the proceeds of the transfer of your shares in connection with the merger.
9.	What will happen to the restricted stock that was awarded to me and ESPP shares that I subscribed to that have not yet vested?
Such shares will vest upon the closing of the merger with Tokio Marine and be purchased at $61.50 per share.

10.	Will taxes be withheld upon the transfer of shares in connection with the merger for my restricted stock awards?
Yes. Promptly after the closing of the merger with Tokio Marine, employees will be given instructions as to how to transfer their shares in connection with the merger for their restricted stock awards.
11.	Will employees have the opportunity to purchase stock before the closing of the merger with Tokio Marine?
The Company will not be offering shares under the ESPP or issuing any type of equity awards prior to the closing of the merger with Tokio Marine.
12.	How will my shares be transferred in connection with the merger if they are held in my brokerage account?
Promptly after the closing of the merger with Tokio Marine, employees will be given instructions as to how to transfer their shares in connection with the merger for shares that are held in their brokerage account.
13.	Will employees incur any transaction fees for the transfer of their shares in connection with the merger?
It is not anticipated that any transaction fees will be charged for the transfer of PHLY shares in connection with the merger.
14.	Will the transfer of my shares in connection with the merger result in a tax liability?
Yes. This is due to the large premium Tokio Marine will be paying PHLY shareholders for their stock.
These are complicated transactions and taxes will vary from person to person. Employees are advised to consult with their tax advisor to answer any specific questions.
Forward-Looking Statements
Statements included in this communication that are not historical facts are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding expectations as to the completion of the Merger and the other transactions contemplated by the Merger Agreement. Forward-looking statements are based on our current expectations and beliefs concerning future events and involve risks, uncertainties and assumptions. The factors that could cause actual results to differ materially include, in addition to Risk Factors referred to in filings made with the Securities and Exchange Commission (“SEC”), the following: operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the announcement of the transaction; the retention of certain key employees at PHLY; the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties may not be able to meet expectations regarding the timing, completion and accounting and tax treatments of the merger. Philadelphia Consolidated assumes no obligation to, and expressly disclaims any obligation, to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
Additional Information and Where to Find It
This communication may be deemed solicitation material in respect of the proposed acquisition of Philadelphia Consolidated by Tokio Marine Holdings, Inc. In connection with the proposed acquisition, Philadelphia Consolidated intends to file relevant materials with the SEC, including Philadelphia Consolidated’s proxy statement on Schedule 14A. WE URGE SHAREHOLDERS OF PHILADELPHIA CONSOLIDATED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, INCLUDING PHILADELPHIA CONSOLIDATED’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain copies of the proxy statement (when available) as well as other filed documents containing information about Philadelphia Consolidated free of charge at the SEC’s web site, http://www.sec.gov, and shareholders of Philadelphia Consolidated will receive information at an appropriate time on how to obtain transaction-related documents for free from Philadelphia Consolidated. Such documents are not currently available. Free copies of Philadelphia Consolidated’s SEC filings are also available from Philadelphia Consolidated, One Bala Plaza, Suite 100, Bala Cynwyd, PA 19004, Attention: Joseph Barnholt, Assistant Vice President, Finance and Tax Reporting, Investor Relations.
Participants in the Solicitation
Philadelphia Consolidated, and its directors and executive officers, and Tokio Marine Holdings, Inc., and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Philadelphia Consolidated’s common stock in respect of the proposed transaction. Information about Philadelphia Consolidated’s directors and executive officers is set forth in the proxy statement for Philadelphia Consolidated’s 2008 Annual Meeting of Shareholders, which was filed with the SEC on April 15, 2008. Certain information about the directors and executive officers of Tokio Marine Holdings, Inc. is set forth in its Schedule 13D to be filed with the SEC with respect to Philadelphia Consolidated’s shares pursuant to the Exchange Act. Shareholders and investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available. Shareholders and investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the acquisition when it becomes available.